UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2021

MATERION CORPORATION

(Exact name of registrant as specified in its charter)

Ohio 001-15885 34-1919973

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
6070 Parkland Blvd., Mayfield Hts., Ohio 44124

(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (216) 486-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value MTRN New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.
On September 30, 2021, Materion Corporation, an Ohio corporation ("Materion"), entered into Amendment No. 1 to Third Amended and Restated Credit Agreement (the “Amendment”), which amended the Third Amended and Restated Credit Agreement dated as of September 24, 2019, by and among Materion, Materion’s subsidiary, Materion Netherlands B.V., Materion’s other foreign subsidiaries party thereto from time to time, the financial institutions party thereto from time to time as lenders, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank National Association and Bank of America, N.A., as co-syndication agents, and KeyBank National Association, as documentation agent. Among other things, the Amendment provides for an increase in the maximum leverage ratio covenant in connection with the proposed acquisition by Materion of all of the shares of H.C. Starck Inc. and permits the incurrence of certain debt in connection with such acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

October 5, 2021	By:	/s/ John M. Zaranec
John M. Zaranec
Vice President, Corporate Controller and Investor Relations